EXHIBIT 3.1

                                    FORM OF
                        AMERICAN MEDICAL PROVIDERS, INC.
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     Jack N. McCrary and Wayne A. Bertsch, being the duly elected President and Secretary, respectively, of American Medical Providers, Inc. (the
"Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, do hereby certify as follows:

     1. That the Corporation was originally incorporated in the State of Delaware on August 9, 1996, under the name of Podiatry Newco, Inc.

     2. That the Board of Directors of the Corporation, in accordance with Sections 242 and 245 of the Delaware General Corporation Law, adopted resolutions as of February 17, 1998 providing for the adoption of an Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as EXHIBIT A which amends and restates the Certificate of Incorporation in its entirety. The resolution further directed that the Amended and Restated Certificate of Incorporation be submitted to the stockholders of the Corporation for their consideration and approval.

     3. That, in accordance with Section 242 of the Delaware General Corporation Law, the holders of a majority of the outstanding stock of the Corporation adopted a resolution dated as of February 17, 1998 providing for the adoption of the Amended and Restated Certificate of Incorporation of the Corporation. Such resolution was adopted by written consent in lieu of a special meeting of stockholders of the Corporation, as permitted by Section 228(a) of the Delaware General Corporation Law, and written notice of the taking of a corporate action without a meeting by less than unanimous written consent has been given as required by Section 228(d) of the Delaware General Corporation Law.

     4. The existing Certificate of Incorporation is amended and restated in its entirety as set forth on EXHIBIT A attached hereto.

     5. This Amended and Restated Certificate shall become effective on the 17th day of February, 1998 (the "Effective Time") pursuant to Section 103(d) of the DGCL.

     6. At the Effective Time, each share of the Corporation's common stock, $.01 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed into thirty-two and one-half (32.5) validly issued, fully paid, and non-assessable shares of Class B Common Stock $.001 par value per share ("Class B Common Stock") authorized by the Third Article of the Amended and Restated Certificate, without any action by the holder thereof. Each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Class B Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified.

     IN WITNESS WHEREOF, American Medical Providers, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by Jack N. McCrary, its President, and Wayne A. Bertsch, its Secretary, as of this 17th day of February, 1998.

                                          AMERICAN MEDICAL PROVIDERS, INC.
                                          By: __________________________________
                                                 Jack N. McCrary, President

ATTEST:

                 By:
     Wayne A. Bertsch, Secretary
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                                                                       EXHIBIT A

                                    FORM OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        AMERICAN MEDICAL PROVIDERS, INC.
                             A DELAWARE CORPORATION

     FIRST.  NAME.  The name of the corporation is AMERICAN MEDICAL PROVIDERS,
INC.

     SECOND. A._PURPOSE. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("Delaware Law").

     B._ADDRESS. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. A. AUTHORIZED SHARES. The total number of shares of all classes of stock which the corporation shall have authority to issue is 41,000,000, consisting of (i) 21,000,000 shares of Common Stock (a) 20,000,000 shares of which shall be designated as Class A Common Stock (the "Class A Common Stock") with a par value of $.001 per share and (b) 1,000,000 shares of which shall be designated as Class B Common Stock (the "Class B Common Stock") with a par value of $.001 per share and (ii) 20,000,000 shares with a par value of $.001 per share shall be designated as Preferred Stock. Except as set forth below, the designations, preferences, qualifications, limitations, restrictions, and special or relative rights of the Class A Common Stock and the Class B Common Stock shall be identical and equal in all respects, share for share, except that the voting power in the Corporation for the election of directors and for any and all other purposes shall be vested exclusively in the holders of the Class A Common Stock and the Class B Common Stock as set forth below, and at all meetings of the shareholders and at all elections of the directors, each holder of the Class A Common Stock on the relevant record date shall be entitled to one vote for each share of Class A Common Stock held by him or her and registered on the books of the Corporation and each holder of the Class B Common Stock shall be entitled to two-thirds ( 2/3) of a vote for each share of Class B Common Stock held by him or her and registered on the books of the Corporation. Each fractional share of Class A Common Stock or Class B Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders equal to the fraction of a share held multiplied by the vote for a share of such class.

     B. VOTING. Holders of Class A Common Stock of the Company are entitled to one vote per share and the holders of Class B Common Stock of the corporation are entitled to two-thirds ( 2/3) of a vote per share. The corporation's Board of Directors consists of the number of directors set forth in the by-laws of the corporation. Except as set forth in the next sentence, holders of Class B Common Stock are entitled to elect as a class one member of the Board of Directors and the holders of the Class A Common Stock are entitled to elect as a class all remaining members of the Board of Directors. Upon the conversion of 65% or more of the Class B Common Stock outstanding on the Effective Date (as defined below) into Class A Common Stock, as provided below, the holders of Class B Common Stock shall no longer have the right to vote on the election of one director as a separate class and such director shall thereafter be elected by holders of the Class A Common Stock and Class B Common Stock voting together as a single class. The "Effective Date" shall mean the date of the Prospectus for the corporation's initial public offering of the Class A Common Stock pursuant to a Registration Statement filed with the Securities and Exchange Commission on Form S-1, as amended. The Class A Common Stock and Class B Common Stock possess ordinary voting rights and vote together as a single class in respect of all other corporate matters.

     C. CLASS B CONVERSION. The Class B Common Stock is convertible into Common Stock, at the option of the holder thereof, upon the occurrence of a Conversion Event (as defined below) on a share-for-share basis, provided however, that if during the six years following the date of the Prospectus (the "Effective
Date") for the corporation's initial public offering of the Class A Common
Stock pursuant to a Registration Statement filed with the Securities and Exchange Commission on Form S-1, as amended the

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Common Stock reaches certain average closing prices over a 15-day period on the
Nasdaq National Market, other over-the-counter market or an exchange, as then applicable (the "Trading Market") then, as set forth below, the conversion ratio with respect to a certain number of shares of Class B Common Stock will immediately be adjusted such that a pro rata share of all Class B Common Stock held by each holder of Class B Common Stock (each such share, an "Adjusted Conversion Share") shall be convertible in accordance with this Third Article into three (3) validly issued, fully paid and non-assessable shares of Class A Common Stock without further action on the part of the holder thereof or the Corporation (except the cancellation of stock certificate(s) representing the applicable shares of Class B Common Stock and the issuance of certificate(s) representing the number of shares of Class A Common Stock into which such shares of Class B Common Stock are converted).

     On the date that the average closing price on the Trading Market for the preceding 15 consecutive trading days (the "Average Price") exceeds 150% of the price to the public on the Effective Date, 130,000 of the shares of Class B Common Stock outstanding on the Effective Date will immediately become Adjusted Conversion Shares. Thereafter, the remaining 520,000 shares of Class B Common Stock outstanding on the Effective Date will become Adjusted Conversion Shares in four remaining increments of 130,000 shares of Class B Common Stock each (20% of the total number of shares of Class B Common Stock outstanding on the Effective Date) upon the attainment of new Average Prices. The Average Prices which must be attained prior to each new 20% increment becoming Adjusted Conversion Shares will equal 120% of each preceding Average Price applicable to the preceding 20% increment. Upon a Conversion Event, each holder of Class B Common Stock will have the right to have each share of Class B Common Stock converted into that number of shares of Class A Common Stock as each such share is entitled to based upon the Average Prices achieved, if any. Any additional Average Price attained after the occurrence of a Conversion Event but before conversion of a share of Class B Common Stock will continue to act to make such share an Adjusted Conversion Share, as applicable. Shares of Class B Common Stock held by a holder shall automatically convert into Class A Common Stock immediately prior to the disposition of such shares of Class B Common Stock by such holder.

     A Conversion Event shall be deemed to have occurred (i) in the event of a disposition of such share of Class B Common Stock by the holder thereof (excluding dispositions to such holder's affiliates), (ii) in the event any person not affiliated with the corporation acquires beneficial ownership of 15% or more of the outstanding shares of capital stock of the corporation, (iii) in the event any person not affiliated with the corporation offers to acquire 15% or more of the outstanding shares of capital stock of the corporation, (iv) in the event the holder of such shares elects to so convert at any time after the second anniversary of the Effective Date, (v) on the sixth anniversary of the Effective Date, or (vi) in the event the holders of a majority of the outstanding shares of Class A Common Stock approve such conversion. In addition, the corporation may elect to convert any outstanding shares of Class B Common Stock into shares of Common Stock in the event 95% or more of the outstanding shares of Class B Common Stock as of the Effective Date have previously been converted into shares of Class A Common Stock. Appropriate adjustments shall be made to all Average Prices to reflect changes in the capital structure of the corporation including, but not limited to, stock splits or stock dividends.

     Upon the sixth anniversary of the Effective Date, all shares of Class B Common Stock not previously converted to Class A Common Stock shall automatically convert as follows: (i) each share of Class B Common Stock which is not an Adjusted Conversion Share shall automatically convert into one validly issued, fully paid and non-assessable share of Class A Common Stock and (ii) each share of Class B Common Stock which is an Adjusted Conversion Share shall automatically convert in three validly issued, fully paid and non-assessable shares of Class A Common Stock and both conversions shall be without further action on the part of the holder thereof or the corporation (except the cancellation of stock certificate(s) representing the applicable shares of Class B Common Stock and the issuance of certificate(s) representing the number of shares of Class A Common Stock into which such shares of Class B Common Stock are converted).

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
     At the time of any voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the corporation or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the corporation specifying the number of shares of Class B Common Stock to be converted into shares of Class B Common Stock and stating the name or names (with addresses) and denomination in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the corporation or to the transfer agent of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the corporation to issue such shares of Class A Common Stock, and thereupon the corporation or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

     In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the corporation in accordance with the procedures herein, the corporation shall execute and and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

     The corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges. The corporation shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be issued without violation of any applicable law or regulation, or of any requirements of any Trading Market upon which the shares of Class A Common Stock are or may be listed.

     D. PREEMPTIVE RIGHTS. No Holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to preemptive or subscriptive rights.

     E. PREFERRED STOCK. Shares of Preferred Stock may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

          (a) the distinctive serial designation of such series which shall distinguish it from other series;

          (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

          (c) the dividend rate (or method of determining such rate, which may be faced or variable) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

          (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

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
          (e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

          (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be purchased or redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock or debt securities of the corporation or of any other entity, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

          (i) the voting rights, if any, of the holders of the shares of such series.

     FOURTH. Bylaws. The board of directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation. This Article Fourth and the by-laws of the corporation may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power (as hereinafter defined) of the corporation.

     The term "Total Voting Power" shall mean the nondiluted aggregate number of votes that may be cast by the holders of outstanding Voting Securities. The term "Voting Securities" shall mean securities entitled to vote in the ordinary course in the election of directors or of persons serving in a similar governing capacity, including the voting rights attached to such securities and rights or options to acquire such securities.

     FIFTH. A. NUMBER OF DIRECTORS. The number of directors of the corporation shall be up to nine (9) with the exact number set from time to time pursuant to the by-laws of the corporation.

     B. CLASSES OF DIRECTORS. The directors of the corporation shall be divided into three classes, as nearly equal in number as possible, as determined by the board of directors, with the initial term of office of Class I to expire at the first annual meeting of shareholders thereafter, the initial term of office of Class II to expire at the second annual meeting of shareholders thereafter and the initial term of office of Class III to expire at the third annual meeting of shareholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. Except as set forth in the Third Article, the holders of Class B Common Stock are entitled to elect as a class one member of Class I of the Board of Directors and the holders of Class A Common Stock are entitled to elect as a class the remaining member or members of Class I of the Board of Directors and all members of Class II and Class III of the Board of Directors. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as possible, but no decrease in the number of directors may shorten the term of any incumbent director.

     C. TERM; VACANCIES. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Corporation's Board of

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
Directors, however resulting, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy shall hold office only until the next annual meeting of stockholders and until their successors shall be elected and shall qualify. No director may be removed by the stockholders of the Corporation except for cause.

     D. CUMULATIVE VOTING. Shareholders shall not be entitled to cumulate votes in the election of directors.

     This Article Fifth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty percent (60%), of the Total Voting Power.

     SIXTH. CONSENT. No action required or permitted to be taken by the holders of any class or series of stock of the corporation, including but not limited to the election of directors, may be taken by written consent or consents and must be taken at a duly called annual meeting or at a special meeting of shareholders. This Article Sixth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty percent (60%) of the Total Voting Power of the corporation.

     SEVENTH. MATERIAL INTEREST OF AFFILIATES. In addition, any contract or transaction between the Corporation or any of its subsidiaries and one or more of its directors or Controlling Persons (or any of their "affiliates" as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), or between the corporation or any of its subsidiaries and any other corporation, partnership, association or other organization in which one or more of its directors or Controlling Persons have a material financial interest, shall require that (i) the material facts as to his or her relationship or interest and as to the contract or transaction be fully and fairly disclosed in good faith to the Board of Directors and (ii) the Board of Directors in good faith authorize the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. A mere common directorship does not constitute a material financial interest within the meaning of this subdivision. A director is not interested within the meaning of this subdivision in a resolution fixing the compensation of another director as a director, officer or employee of the corporation, notwithstanding the fact that the first director is also receiving compensation from the corporation.

     If the other provisions hereinabove are met, no such contract or other transaction contemplated above, or vote of a director, whether one or more, or the Board of Directors, shall be void or voidable solely because a director is not a disinterested director with respect to a matter and is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction to which such director is not a disinterested director or solely because his or her or their votes are counted for such approval.

          (c) Dividends on the outstanding shares of the corporation, if any, shall not be declared except upon the affirmative vote of not less than sixty percent (60%) of the whole Board of Directors at any regular or special meeting. Dividends may be paid by the corporation in cash, in property, or in the corporation's own shares, but only as permitted under Delaware Law. Subject to limitations upon the authority of the Board of Directors imposed by any law, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

          (d) The Board of Directors may, by resolution passed by the affirmative vote of at least sixty percent (60%) of the whole Board of Directors, appoint from its membership, annually, an Executive Committee of two or more directors, which shall include the Chief Executive Officer and the Chief Financial Officer of the corporation. The appointment or removal of any member (or alternate members) of the Executive Committee shall require the affirmative vote of not less than sixty percent (60%) of the whole Board of Directors.

     This Article Seventh may not be amended, modified or repealed by the holders of the capital stock of the corporation except by the affirmative vote of the holders of not less than a majority of the Total Voting Power of the corporation.

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     EIGHTH.  LIABILITY OF DIRECTORS.  The liability of directors of the corporation for monetary damages shall be eliminated so the fullest extent permissible under Delaware Law. No amendment, modification or repeal of this Article Eighth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

     This Article Eighth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%), of the Total Voting Power of the corporation.

     NINTH. INDEMNIFICATION. The corporation is authorized to indemnify the directors, officers, employees or other agents of the corporation to the fullest extent permissible under Delaware Law.

     TENTH. SHAREHOLDER PROTECTION RIGHTS PLAN. The Board of Directors is expressly authorized to adopt, amend or repeal a shareholder protection rights plan, which plan may distinguish between shares of Common Stock or other securities of the same class or series and may distinguish between shareholders of Common Stock or other securities of the same class or series.

     This Article Tenth may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty percent (80%), of the Total Voting Power of the corporation.

     ELEVENTH.  EXISTENCE.  This Corporation shall have perpetual existence.

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